UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

WESTMORELAND COAL COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As reported in Westmoreland Coal Company’s most recent annual report on Form 10-K, the U.S. Minerals Management Service (“MMS”) has asserted transportation and gross inequity claims against Western Energy Company, a subsidiary of Westmoreland Coal Company, for federal coal royalties allegedly due and owing on payments received by Western Energy from customers.

Transportation Claims

The MMS claimed that revenues earned by Western Energy under the transportation agreements with its customers were, in reality, payments for the production and sale of coal, and therefore royalty bearing. On July 9, 2009, MMS and Western Energy entered into a settlement agreement whereby Western Energy will pay the sum of $12.2 million to resolve all issues surrounding the transportation claims for all periods through December 31, 2007, and will pay future royalties on the transportation proceeds in accordance with the established methodology of MMS. The customers at Western Energy have agreed to reimburse 80% of the settlement amount and to pay 80% of future royalty payments owed to MMS.

Gross Inequity Claim

MMS issued a demand for a royalty payment in connection with a settlement agreement dated February 21, 1997, between Western Energy and its customer, Puget Sound Energy, which reduced the price of coal paid by Puget Sound. On July 9, 2009, MMS and Western Energy entered into a settlement agreement whereby Western Energy will pay the assessed amount of approximately $1.3 million. Puget Sound Energy has agreed to reimburse Western Energy for all of the settlement costs.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release between Western Energy Company, the United States Department of Justice, and the United States Department of the Interior, through its agency the Minerals Management Service dated July 9, 2009
10.2	Settlement Agreement and Mutual Release between Western Energy Company and the United States Department of the Interior, through the Minerals Management Service dated July 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: July 15, 2009	By: /s/ Morris W. Kegley
Morris W. Kegley,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release between Western Energy Company, the United States Department of Justice, and the United States Department of the Interior, through its agency the Minerals Management Service dated July 9, 2009
10.2	Settlement Agreement and Mutual Release between Western Energy Company and the United States Department of the Interior, through the Minerals Management Service dated July 9, 2009